Exhibit 10.3

Employment Contract

Confidential

Party A (Employer): Zhibao Technology Co., Ltd.

Registered address: China (Shanghai) Pilot Free Trade Zone Lingang New Area Xinyang Road No.860, Building 10, Shanghai, China

Mailing address: China (Shanghai) Pilot Free Trade Zone Lingang New Area Xinyang Road No.860, Building 10, Shanghai, China

Legal Representative: Ma Botao Contact Number: 021-50896502

Party B (Employee): Guangtong Ren Gender: __________Contact Number:_________

ID Card No ：_____________ Academic Qualification: _________

Residential Address: __________________

Permanent Residence Address: __________________

WeChat ID: __________________

Emergency Contact: __________________ Relationship:  __________________

Contact Phone Number: __________________

Note: 1. All contract content must be filled in with blue or black ink pens; photocopying or duplicating is strictly prohibited.

2. The contract shall take effect only after being signed by the parties, and any amendments must be acknowledged by the parties’ signatures or seals.

3. All manually completed documents must be stamped and confirmed by Party A;

4. The original contract must bear a seam seal to ensure its uniqueness and integrity.

In accordance with the Civil Code of the People’s Republic of China, the Labor Contract Law, and other relevant laws and regulations, as well as the rules and regulations established by Party A, both parties hereby enter into this contract on an equal and voluntary basis through mutual consultation, and shall jointly abide by the terms stipulated herein.

All existing employment contracts between Party A and Party B concerning the rights and obligations of the employment relationship shall automatically terminate upon the effective date of this contract. The performance of these rights and obligations shall be governed by this contract and the rules and regulations lawfully established and promulgated by Party A.

I. Duration of the employment contract

Article 1 Upon Party B’s request, Party A agrees to terminate the employment contract with Party B in the manner specified in option (1) below:

(i) Fixed period: from November 27, 2023 to November 26, 2026, with a probationary period from November 27, 2023 to May 26, 2024.

(2) Open-ended: The term shall continue until the occurrence of statutory termination conditions or the termination stipulated in this contract.

(3) The deadline is based on the completion of work tasks, with the completion milestone being / .

Article 2 During the probation period, if Party B takes sick leave, personal leave, or other leave, the probation period shall be extended accordingly. During this period, Party A may evaluate Party B’s performance to determine whether they meet the employment requirements. If Party B fails the evaluation or does not meet the employment requirements, Party A has the right to immediately terminate this contract.

Article 3 Pursuant to Article 41, if the service period stipulated in the training agreement or other service agreement executed by Party A and Party B during the contract’s validity period exceeds the contract’s duration, the contract shall automatically extend until the service period specified in the aforementioned agreement concludes.

II. Job Positions and Work Locations

Article 4 In accordance with the production and operation needs of Party A, Party B agrees to accept the arrangements of Party A, and Party B’s position is that of Executive Director and Chief Actuary, Work location: Shanghai.

Article 5 Party B shall ensure the timely, high-quality and full-quantity completion of tasks in accordance with the defined job responsibilities and standards. Without Party A’s written authorization, Party B shall not hold concurrent positions at other organizations.

Article 6 Party A may adjust Party B’s job position, department, role, responsibilities, or work location based on operational needs, performance, work capacity, or health status. Party B shall comply with Party A’s arrangements and management, complete assigned tasks on time, and meet quality standards. Any changes to Party B’s position, role, or responsibilities shall result in corresponding adjustments to remuneration, which Party A may increase or decrease accordingly.

III. Working Hours, Rest and Leave

Article 7 Both parties agree to implement Party B’s working hours system in the following form (1):

(1) Standard Working Hours. Party B shall work no more than 8 hours per day (excluding lunch breaks) under Party A’s employment, with an average weekly working time not exceeding 40 hours. The specific working hours shall be determined in accordance with Party A’s relevant regulations.

(2) Flexible Working Hours System. Following the standard working hours framework, this system implements adaptable schedules with centralized work periods, rotational rest periods, and flexible working hours. These arrangements ensure both the fulfillment of Employer’s production and task objectives and the protection of Employee’s rest and vacation rights. The specific working hours shall be determined in accordance with the Employer’s relevant regulations.

(3) Comprehensive Working Hours System. Party A shall calculate Party B’s working hours on a weekly, monthly, quarterly or annual basis, with the average daily and weekly working hours being substantially equivalent to the statutory standard working hours.

Upon execution of this contract, Party A had not implemented a non-standard working hour system for Party B. However, if Party A subsequently obtains approval from the relevant labor authority for such a system for Party B’s position and notifies Party B, Party B shall implement the non-standard working hour system.

Article 8 Party A shall legally safeguard Party B’s right to rest and leave, and shall arrange rest and leave in accordance with national regulations and Party A’s relevant provisions. Party B shall comply with Party A’s relevant regulations and complete leave application procedures when requesting various types of leave.

Article 9: If Party A needs to extend working hours or work overtime on rest days or statutory holidays due to operational requirements, Party B shall comply with the arrangements to complete the tasks without special justification. Party A shall provide equivalent compensatory leave or pay overtime wages in accordance with applicable laws, regulations, and Party A’s provisions based on the specific circumstances.

Article 10: Party B shall submit a written application to Party A for overtime work. Any work not approved shall not be deemed as overtime, and Party B shall have no right to claim overtime pay or compensatory leave from Party A.

Article 11: Upon reaching one year of cumulative service, Party B shall be entitled to paid annual leave, with the exact duration determined in accordance with national regulations and Party A’s internal policies.

IV. Employment Remuneration

Article 12 Party B’s basic salary shall be 50,000 yuan per month (tax before), which Party A (or its authorized personnel agency) shall pay in cash by the 5th of each month for the previous month’s salary.

Article 13 The base salary for Party B’s position shall be tax-exclusive (in yuan/month). Party A (or its authorized personnel agency) shall pay the previous month’s position salary to Party B in cash by the 5th of each month. The distribution and adjustment of position salaries shall be implemented in accordance with the Company’s Sales Personnel Management Regulations and other compensation and performance policies.

Article 14 During the contract term, Party B’s basic salary and position-based salary base shall be adjusted in accordance with Party A’s salary plan. Party A may adjust Party B’s salary level based on actual business conditions, performance evaluations, bonus/punishment records, and position changes, provided that the adjusted salary shall not be lower than the local minimum wage standard.

Article 15 Employees may receive bonuses, commissions, and year-end bonuses based on company performance, market conditions, and individual work performance. The company reserves the right to determine the terms, calculation methods, and implementation of these rewards without providing any guarantees. The company reserves the right to adjust or terminate these rewards depending on operational conditions. Employees who are still employed on the award date are eligible for these rewards, while those who have resigned by the award date will no longer be entitled to them.

Article 16 The year-end bonus refers to an additional incentive that Party A may grant to Party B in accordance with the company’s performance management policies, based on individual work performance and contractual terms. The company shall determine the amount, composition, form, and timing of the bonus.

Article 17 Party A shall pay social insurance premiums and personal income tax for Party B in accordance with national and local laws and regulations. Party A shall withhold and remit these social insurance and tax payments from Party B’s salary.

Article 18 During statutory holidays, annual leave, marriage or bereavement leave, and periods of legally required social activities, Party A shall pay the basic salary as usual.

Article 19. In the event of renewal of the employment contract between the parties, unless otherwise agreed, the wage standard shall be based on the salary of the month when the employment contract expires.

Article 20: The calculation of statutory holiday pay shall comply with government regulations, while non-statutory holiday pay shall follow the provisions of the current Employee Handbook.

V. Labor Protection, Working Conditions and Occupational Hazard Prevention

Article 21 Party A shall provide Party B with necessary working conditions and tools, and establish standardized safety operation procedures and occupational health and safety regulations. Party A shall organize regular health examinations for Party B in accordance with national and local regulations, and take measures to prevent occupational hazards.

Article 22 Party A shall be responsible for providing Party B with education in ideological and political awareness, professional ethics, technical skills, occupational safety and health, and relevant regulations.

Article 23 Party B undertakes to strictly comply with Party A’s work regulations, operational procedures, and occupational safety and health policies, and to proactively prevent accidents and occupational diseases.

VI. Employment Discipline

Article 24 Party B shall strictly comply with and enforce all applicable national and local laws and regulations, as well as the provisions established by Party A. Comply with all regulations and the Employee Handbook, follow the reasonable instructions and decisions of Party A, and diligently fulfill your duties.

Article 25 Party A shall have the right to administer Party B in accordance with national and local laws, regulations, policies, and Party A’s internal rules and regulations. Supervision and inspection, rewards and punishments.

VII. Performance, Modification, Termination, Cancelation and Renewal of Employment Contracts

Article 26 Both Party A and Party B shall fully perform their respective obligations in accordance with this contract and other special agreements. Party B shall strictly comply with and implement the rules and work procedures established by Party A, safeguard Party A’s trade secrets, adhere to professional ethics, protect Party A’s property, actively participate in training programs organized by Party A, strive to enhance professional and technical skills, and diligently fulfill their job responsibilities.

Article 27 The rules and regulations lawfully established by Party A shall have the same legal effect as this contract. Party B confirms that it has become aware of all such rules and regulations and agrees to comply with them strictly.

Article 28 During the term of this contract, Party A may, as required by management needs and in accordance with legal procedures, establish new rules and regulations or amend existing ones. Where any provisions of this contract conflict with such newly established or amended rules and regulations, Party B shall comply with the updated provisions.

Article 29. Party A’s rules and regulations may be published on the company intranet or disseminated via email, training sessions, meetings, notices, or announcements. Party B is obligated to proactively review Party A’s regulations and undertakes to check the latest rules at least once during each workweek. Party B shall not refuse to comply with any regulation by citing ignorance.

Article 30 If Party B breaches the terms of this contract or Party A’s rules and regulations, Party A may, in accordance with the contract and Party A’s rules, impose administrative sanctions, financial penalties, or claim damages from Party B, up to and including termination of this contract.

Article 31 During the term of this contract, Party A may unilaterally modify the relevant terms if any of the following circumstances occur:

(1) Party B falls under any of the circumstances specified in Article 31 of this contract;

(2) If Party B becomes ill or injured and is unable to perform the original job after the medical treatment period ends;

(3) Party B is unable to perform the job competently;

(4) The objective circumstances underlying this contract have undergone significant changes, rendering the contract unperformable.

Article 32 Party B may terminate the employment contract by giving Party A written notice 30 days in advance. During the probation period, Party B may terminate the employment contract by giving written notice 3 days in advance.

Article 33 If Party B terminates employment without prior written notice to Party A, Party A may terminate the contract as unauthorized absence. Should such termination cause operational disruption or financial losses to Party A, Party B shall compensate Party A for the corresponding economic losses.

Article 34 If Party A falls under any of the following circumstances, Party B may terminate the employment contract:

(1) Failing to provide employment protection or working conditions as stipulated in the employment contract;

(2) failure to pay employment remuneration in full and on time without justifiable reasons;

(3) Failure to pay social insurance premiums for Party B in accordance with the law;

(4) Party A’s rules and regulations violate laws and regulations, thereby infringing upon Party B’s rights and interests;

(5) The employment contract is invalid due to Party A’s fault;

(6) Other circumstances under which Party B may terminate the employment contract as stipulated by laws and administrative regulations.

Article 35 If Party B falls under any of the following circumstances, Party A may terminate this contract at any time without paying any compensation or indemnity:

(1) During the probation period, if the candidate is found not to meet the employment requirements;

(2) concealing or providing false personal information and materials to the company during the application process;

(3) committing serious dereliction of duty, falsification, or malpractice for personal gain, thereby causing damage to the company’s reputation or financial losses;

(4) Party B concurrently establishes employment relationships with other employers;

(5) having business or related relationship with individuals or organizations that are competitors or business partners of the company, which may lead to conflict of interest but is concealed;

(6) Party B is subjected to criminal prosecution, employment re-education, compulsory drug rehabilitation, detention and education by employment authorities, or administrative detention by administrative authorities;

(7) The contract is invalid due to Party B’s fault;

(8) Serious violations of the company’s employment discipline, employee handbook, or other regulations. The term’ serious violations of the company’s employment discipline’ as defined herein includes, but is not limited to, the following acts:

Ⅰ Any act of deception, falsification, or dishonesty, regardless of its severity;

Ⅱ Refusing to comply with work assignments or instructions without valid and specific reasons;

Ⅲ intentional or grossly negligent disclosure of confidential information;

Ⅳ Stealing or misappropriating company or others’ property, items, or data;

Ⅴ Threatening, intimidating, or defaming a superior, subordinate, or other colleague;

Ⅵ Those who are late or leave early more than 10 times in a month;

Ⅶ Absent without leave for two consecutive days or three cumulative days (inclusive), within 12 months from the first occurrence;

Ⅷ Those who have received two company-level reprimands or three department-level reprimands;

Ⅸ Engaging in or instigating physical altercations, or engaging in loud quarrels, verbal abuse, physical confrontations, or other misconduct in office settings;

Ⅹ Engaging in sexual harassment against employees or clients;

XI Accepting bribes from employees or suppliers;

XII Any improper conduct causing significant damage to Party A’s reputation, including unauthorized disclosure of Party A’s information or statements to the public or media;

XIII Making improper or false promises to customers;

XIV Any act violating good faith, public order, or social morals, if the Party A demands rectification but the party fails to correct it within the stipulated period, or the rectification remains inconsistent with good faith, public order, or social morals, or constitutes a serious violation thereof;

XV Acts that violate professional ethics in one’s job;

XVI Other serious violations of employment discipline as defined by Party A in accordance with applicable laws, regulations, industry practices, or recognized standards.

Article 36 Both parties may terminate this contract by mutual agreement.

Article 37 If Party B falls under any of the following circumstances, Party A may terminate this contract, provided that Party A shall give thirty days’ written notice in advance.

Notify Party B in writing or pay an additional month’s salary to Party B:

(1) If Party B falls ill or suffers non-work-related injury, and after the medical leave period ends, is unable to perform either the original job or any alternative work assigned by Party A;

(2) If Party B is unable to perform the job, and remains unable to do so even after training or job reassignment;

(3) Where the parties fail to reach an agreement on amending the employment contract through negotiation in accordance with the amendment provisions stipulated herein;

(4) If Party A undergoes significant changes due to objective circumstances such as mergers, divisions, joint ventures, restructuring, production shifts, technological innovations, operational adjustments, internal organizational reorganization (including dissolution, merger or division), severe operational difficulties, or pollution prevention relocation, thereby causing the disappearance of Party B’s production or employment positions and making the contract unenforceable.

Article 38 This contract shall terminate under any of the following circumstances:

(1) The term of this contract expires;

(2) For employment contracts with a fixed-term stipulation, the completion of tasks agreed upon by Party B and Party A;

(3) Party B shall commence receiving statutory basic pension benefits;

(4) The death of Party B, or its declaration of death or disappearance by the People’s Court;

(5) Party A ceases operations upon the expiration of its business term;

(6) Party A is declared bankrupt by law;

(7) Where Party A’s business license is revoked, it is ordered to close down, dissolved, or Party A decides to dissolve prematurely;

(8) other circumstances prescribed by laws and administrative regulations;

(9) Where termination or rescission of this contract involves economic compensation, the relevant state regulations shall apply.

Article 39 Where Party A conducts reorganization in accordance with the Insolvency Law or meets statutory conditions requiring the reduction of more than 20 employees, Party A shall notify the trade union or all employees of the situation 30 days in advance, solicit their opinions, and report the plan to the labor administration department before proceeding with the reduction.

Article 40 If Party B falls under any of the following circumstances, Party A shall not terminate the employment contract pursuant to Article 33:

(1) Party B engaged in occupational hazards operations fails to undergo pre-departure occupational health examinations, or suspected occupational disease patients remain under diagnosis or medical observation;

(2) Party A is diagnosed with an occupational disease or sustained an injury at work, and is confirmed to have lost or partially lost the ability to work;

(3) Those who are ill or injured outside of official duties and are within the prescribed medical treatment period;

(4) Female employees during pregnancy, childbirth, or breastfeeding;

(5) Having worked continuously for Party A for fifteen years, with less than five years remaining until the statutory retirement age;

(6) Other circumstances stipulated by laws and administrative regulations.

Article 41 Party A may defer the resignation procedures under any of the following circumstances:

(1) The economic losses caused to Party A have not been fully resolved;

(2) The case is still pending and has been reviewed by the relevant state authorities in accordance with the law;

(3) Where a special agreement with Party A has been concluded regarding capital contribution training, and the service period has not expired while the agreed liability for breach of contract has not been fulfilled;

(4) Failing to complete the resignation procedures as agreed by both parties and as required by Party A.

Article 42 This contract may be renewed by mutual agreement before its expiration, with renewal procedures to be completed prior to the contract’s expiry. Should the parties fail to reach an agreement on renewal despite the contract’s expiration and the employment relationship persisting, the contract shall be deemed automatically renewed, provided the extension period does not exceed one month. Should Party B fail to renew the employment contract upon the automatic renewal period’s expiration, the employment relationship shall be deemed voluntarily terminated by Party B.

Article 43 Where any of the circumstances specified in Article 42 of the Labor Contract Law occurs upon the expiration of a employment contract, the contract shall automatically renew until such circumstances cease to exist.

VIII. Economic Compensation and Damages

Article 44 Where Party A terminates this contract in violation of national regulations or contractual terms, or where the contract is rendered invalid due to Party A’s fault causing losses to Party B, the payment standards for economic compensation and indemnity shall be governed by applicable national and local regulations.

Article 45 If Party B terminates this contract in violation of national regulations, the terms of this contract or relevant special agreements, or if the contract is rendered invalid due to Party B’s actions, or if Party B conceals facts or engages in part-time employment with other employers during the contract term, thereby causing harm to Party A, If economic losses occur, the party shall unconditionally compensate Party A for the following losses:

(1) Party A shall bear the expenses incurred by Party B in connection with recruitment or employment;

(2) The training expenses paid by Party A to Party B;

(3) economic losses caused to production, business operations, and work;

(4) The arbitration or litigation costs paid by Party A;

(5) Legal fees paid by Party A under the contract, as well as expenses for accommodation, meals, transportation, communication, and evidence collection incurred in handling arbitration, litigation, and related matters;

(6) Other compensations stipulated in this contract and related special agreements, or those that may be granted to the employer under relevant national and local regulations.

If Party B fails to pay or delays payment of liquidated damages or compensation to Party A, Party A may deduct such amounts from Party B’s legally entitled wages or bonuses. Party B acknowledges that clearing the settlement of mutual claims and debts constitutes part of the work handover upon Party B’s resignation.

Article 46 During the term of this contract, if Party A provides training or other financial support (including but not limited to overseas study tours, educational grants, housing, and other special assistance) to Party B, both parties may enter into a separate “Training Agreement” or other relevant agreements to specify the service period and liquidated damages. In the absence of such agreements, the service period shall be calculated as five years from the end of the training or the commencement of financial support. The liquidated damages shall be the total expenses incurred from the training or financial support, with the amount decreasing annually based on the service duration.

Article 47 If Party B is terminated by Party A due to its own fault before the service period expires, Party B shall still be liable for compensation.

IX. Confidentiality and Non-Compete Agreement

Article 48 During employment, Party B shall handle trade secrets and related intellectual property of Party A (including its affiliates). Party A shall define the ownership of all job-related creations (as defined below) that Party B may produce during employment, and stipulate other matters concerning intellectual property, confidentiality obligations, and non-compete restrictions.

Article 49 Definitions

(1) Scope: This includes all inventions, utility models, designs, discoveries, designs, processes, formulas, innovations, developments, and improvements that may or may not be patentable, as well as works (including but not limited to literary works, artistic works, graphic works, model works, computer software, articles, reports, drawings, technical drawings, blueprints, advertisements, marketing materials, and logos) with or without copyright, technical know-how, and trade secrets.

(2) Performance Results: refers to Party B’s achievements during their employment with Party A (including any pre-contract period) or within one year after resignation, retirement, or job transfer, all achievements conceived, created, developed, implemented, or manifested in some tangible form, either individually or jointly with others, that meet at least two of the following conditions:

Ⅰ Any matters pertaining to Party A (including its affiliated entities) in any business context;

Ⅱ Where the work, invention or other technical achievement is constituted as a work made for hire or invention made for hire or other work made for hire in accordance with the provisions of applicable laws and regulations.

(3) Business Operations: All activities conducted by Party A or its affiliates, including but not limited to ongoing or future research and development projects.

(4) The company’s achievements: refers to its official accomplishments and all other achievements transferred to Party A under Clause 2 of Article 44 hereof.

(5) Copyright: as defined in the Copyright Law of the People’s Republic of China and the Regulations on the Protection of Computer Software;

(6) Confidential Information: refers to technical and operational data, including but not limited to the following categories:

Ⅰ Engineering design drawings, design sketches, research materials, and related research documents;

Ⅱ Product plans, products, services, customer lists, and clients (including but not limited to Party A’s clients whom Party B visited or gradually became familiar with during their employment due to business interactions);

Ⅲ Other materials, including business, operational, and technical information related to competition and profitability with Party A, such as marketing plans, financial statements, pricing strategies, distribution plans, supply chain intelligence, databases, technical specifications, technical reports, test reports, operation manuals, technical archives, key management methodologies, correspondence, tender documents, business collaborations and commercial transactions, market data, software, inventions, programs, formulas, designs, technical specifications, data, drawings, hardware management, computer programs, business plans, financial budgets, and other business-related information.

Ⅳ Information not owned by Party A but held by Party A with confidentiality obligations.

Article 51 Rights to the results

(1) All job-related achievements are exclusively owned by Party A (including its affiliated enterprises). All copyrights, patent application rights, granted patents, and other industrial and intellectual property rights related to these achievements shall be vested in Party A worldwide.

(2) Both parties hereby confirm that Party A shall not pay any additional rewards or remuneration to Party B for the income derived from the commercialization of all job-related achievements stipulated in this contract.

(3) Any rights or interests (including ownership and other rights) that Party B currently holds or may hold at any time during the employment period

Regarding the results of (benefits), Party B hereby transfers such rights to Party A (including Party A’s affiliated enterprises). Party B hereby declares and warrants that all results to which Party B holds any rights shall be governed by the terms of this contract. Party B expressly disclaims any liability to Party A and its successors, assignees, affiliated companies, licensees, directors, employees, and agents (collectively referred to as “affiliated parties”) arising from Party A or any of its affiliated parties’ use or disclosure of such results.

(4) Notwithstanding the provisions of Article 49(2), Party A shall not require Party B to transfer the results specified in Article 49(2) to the company, provided that Party B provides written evidence demonstrating compliance with all the following conditions:

Ⅰ The work created by Party B using no company equipment, items, facilities or trade secrets, and entirely utilizing time outside working hours;

Ⅱ It is unrelated to Party A’s business in any way;

Ⅲ Not arising from any work performed by Party B for Party A;

Ⅳ Subject to Party A’s confidentiality obligations, Party B shall disclose to Party A all achievements deemed its property and not subject to this Agreement’s provisions, along with any supporting documents reasonably requested by Party A. This obligation applies regardless of whether such achievements were created solely by Party B or jointly with others, or whether they were produced before or during the employment period.

(5) Party B further agrees that, unless otherwise stipulated in this contract or expressly consented to by Party A in writing, Party B shall have no right to directly or indirectly:

Ⅰ Copy, modify, alter, translate, produce, market, publish (release), distribute, sell, license or sublicense, transfer, lease, transmit, disseminate, display, or otherwise use the results owned by Party A (including its affiliates) or any part thereof or any form of reproduction thereof;

Ⅱ The use of the results owned by Party A (including its affiliated enterprises), any part thereof, or any form of reproduction thereof for creating derivative works, providing electronic access or reading, or storing in computer memory;

Ⅲ To apply (or apply for registration) in China or other countries/regions for any patent rights, copyrights, trademarks, other industrial property rights or intellectual property rights owned by Party A (including Party A’s affiliated enterprises) or related to them;

Ⅳ Inducing, assisting, or inciting others to commit any of the aforementioned acts.

(6) If, pursuant to applicable laws and regulations, Party A (including its affiliates) holds certain rights to the results that must be assigned to Party B and no separate agreement on ownership is permitted, both parties hereto agree to resolve such matters in accordance with the following provisions:

Ⅰ Where such rights are transferable in whole or in part under applicable laws and regulations, Party B shall transfer such rights to Party A (including its affiliates) free of charge to the fullest extent.

Ⅱ Pursuant to applicable laws and regulations, Party B shall not transfer any or all of such rights to Party A (including Party A’s affiliates), nor shall any such transfer require government approval that has not been granted. In such cases, Party B hereby. The Party shall grant Party A (including its affiliates) a royalty-free license for the non-transferable portions of such rights, enabling Party A (including its affiliates) and its successors to maximize the use of the results (including modified and derivative works) owned by Party A (including its affiliates). The rights licensed herein shall be non-remunerative, irrevocable, exclusive (excluding Party B and all third parties), global, and transferable, with Party A (including its affiliates) also holding sublicensing rights.

Ⅲ Party B agrees not to transfer or license to Party A (including its affiliates) any rights (including but not limited to the right of attribution and other “personal rights” over the results owned by Party A (including its affiliates)) that cannot be exercised under the provisions of Item 1 or Item 2 above, unless Party A (including its affiliates) has given prior written consent.

(7) Party B agrees that any intellectual property disclosed to third parties within one year after the termination of the employment relationship, or any achievements described in patent or copyright applications filed by Party B or its representatives, shall be deemed as the property of Party A (including its affiliates) under the terms of this contract, unless Party B can prove that such achievements were conceived, created or developed after the employment relationship ended and were first implemented or embodied in tangible form.

Article 52: Confidentiality

(1) Party B shall use the technical information (including methods, technical know-how, formulas, compositions, processes, discoveries, machines, models, devices, specifications, inventions, computer programs, research projects, or similar items) provided by Party A, or otherwise obtained during employment, as well as business information (such as cost, profit, procurement, market, sales, or customer list data), future development information (e.g., R&D plans or marketing strategies), and other confidential or proprietary data (collectively “Confidential Information”) solely for completing tasks assigned by Party A. Party B shall immediately return all Confidential Information and copies upon Party A’s request. Party B further agrees not to disclose or transmit any Confidential Information to third parties without prior written authorization from Party A, nor to use such information independently or through licensing.

(2) All records, computer programs, stored information, computer disks, other media, documents, drawings, sketches, blueprints, manuals, correspondence, notes, notebooks, reports, memos, customer lists, other files, and equipment related to Party A’s (including its affiliated enterprises) business in any aspect, whether drafted by Party B or not, shall be the exclusive property of Party A. Such materials may not be removed from Party A’s premises without prior written consent. Party B shall not reproduce or use such information or materials without authorization. Upon termination of the employment relationship or at Party A’s request, Party B shall immediately return all tangible copies and excerpts of such materials to Party A. Party B agrees not to create, retain, or use any reproductions or excerpts of such materials and shall provide a confirmation letter to Party A upon termination of the employment relationship or at Party A’s request.

(3) Party B agrees to conduct business with Party A (including its affiliated enterprises), including but not limited to its customers, suppliers, and employees. Party B shall obtain Party A’s written consent before disclosing any information regarding employees, shareholders, directors or management personnel, whether in writing or orally. Party B acknowledges that Party A reserves the right to decide whether to disclose such information, and Party A shall not be liable to Party B for exercising this right.

(4) During the term of the employment contract or after its termination, Party B shall not: (a) maliciously induce Party A’s employees to terminate their employment relationship with the company; (b) maliciously induce Party A (including its affiliates) to cease or reduce business cooperation with its current or potential clients; or (c) maliciously induce Party A (including its affiliates) to engage in business cooperation with its commercial competitors.

(5) The obligations of Party B under Article 51 of this contract shall remain valid after the contract expires or the employment relationship between Party A and Party B is terminated.

Article 53: Non-compete Clause

(1) Party B hereby undertakes that during its employment with Party A and throughout the non-compete period stipulated herein after termination, it shall not, without Party A’s prior written consent, hold any position (including but not limited to shareholder, partner, director, supervisor, manager, employee, agent, or consultant) in any enterprise, institution, or social organization engaged in production or operation of similar products (including but not limited to e-commerce software development services, subject to the company’s business license scope and actual operations) or providing similar services. This prohibition also applies to establishing employment relations, service relationships, part-time employment, or special employment arrangements. Additionally, Party B shall not independently operate products or services that are identical to or competitive with those of Party A.

(2) Upon the establishment of the employment relationship between Party A and Party B, Party A shall be Party B’s sole employer. Without Party A’s written consent, Party B shall not work for any employer competing with or in conflict with Party A during their employment with Party A, nor shall they engage in any other part-time activities.

(3) The non-compete period shall cover both the term of the employment contract and the two-year period following its termination or dissolution. The termination date shall be determined by the date specified in the termination certificate issued by Party A to Party B.

(4) Within two years after Party B’s resignation, Party A shall pay Party B 30% of the basic salary monthly as severance pay.

(5) Party A shall have the right to monitor and inspect Party B’s compliance with non-compete obligations, and Party B shall cooperate with such supervision. Non-cooperation by Party B shall be deemed a breach of non-compete obligations.

(6) Before receiving the economic compensation, Party B shall submit the following supporting documents to Party A:

Ⅰ If Party B works for any other employer during the non-compete period (including re-employment after resignation), Party B shall submit copies of the employment contract (or other agreements confirming employment relations, special employment relations, or service agreements) with said employer (originals to be verified) and copies of monthly social insurance payment certificates issued by the social insurance administration (originals to be verified).

Ⅱ If Party B is unemployed during the non-compete period, Party B shall provide Party A with valid unemployment certification.

Article 54: Other Commitments

(1) Party B hereby declares and warrants to Party A that it has not entered into any agreement with any third party that may impair Party A’s full compliance with the terms and conditions hereof.

(2) Party B hereby declares and undertakes to Party A that it has never and will not, without the prior written consent of its former employer, incorporate any proprietary or confidential information from the former employer into its work with Party A. Party B agrees not to disclose any trade secrets of the former employer to Party A. Party B further declares and undertakes to Party A that its employment with Party A shall not cause it to fail in its obligations to any other party or disclose any secrets held by such parties.

(3) If this contract requires approval, registration, or other formalities to take effect under applicable laws and regulations, or if such formalities are required to fulfill Party B’s obligations under this contract, Party B shall assist Party A in completing the necessary procedures and signing all required documents.

(4) Party B undertakes to provide all required assistance free of charge during and after employment with Party A (with actual costs reimbursed by Party A) to protect Party A’s rights to all its intellectual property, including those of its affiliates. Such assistance shall include, but not be limited to, signing necessary documents and appearing in court when required, in connection with any patent or copyright application or maintenance by Party A (including its affiliates) or any litigation or legal proceedings worldwide involving the company’s intellectual property.

(5) Party B undertakes that, regardless of the reason for leaving Party A, Party B shall provide Party A with written information regarding the name, nature, and main business of the new employer prior to assuming employment there.

Article 55: Liability for Breach of Contract

(1) Any breach of any contractual obligation by Party B during the term of the employment contract shall constitute a serious violation of labor discipline and company regulations. Party A shall have the right to immediately terminate the employment relationship with Party B without any economic compensation and shall be entitled to claim damages from Party B.

(2) If Party B breaches any obligation under this Agreement after the termination or dissolution of the employment contract, Party A shall be entitled to claim prompt, full and complete compensation from Party B.

(3) If Party B breaches the non-compete clause under this contract within two years after its termination or expiration, Party A shall have the right to immediately terminate this contract, suspend the payment of the aforementioned economic compensation, and seek reimbursement of losses from Party B. In the event of a non-compete violation, Party B shall pay Party A a penalty equal to ten times the total economic compensation that Party A is obligated to pay to Party B during the non-compete period specified in this contract. However, if the economic and commercial losses suffered by Party A and its affiliates due to Party B’s breach exceed the aforementioned penalty, Party B shall also provide timely, adequate, and full compensation for the difference. If the losses of Party A and its affiliated enterprises are difficult to calculate, the amount of damages shall be based on the benefits obtained by Party B from its actions. If Party B’s actions constitute a criminal offense, Party A will refer the case to judicial authorities to pursue the employee’s criminal liability.

(4) Party B shall also cover all reasonable expenses incurred by Party A for preventing and investigating the breach, including but not limited to investigation and evidence collection fees, appraisal fees, legal fees, and litigation costs.

Article 56 The confidentiality and non-compete clauses shall be binding on both Party A and Party B, as well as their successors and assignees.

X. Other Agreements

Article 57 Regardless of the termination method, Party B shall complete the following handover and resignation procedures in accordance with the time and requirements specified by Party A:

(1) Party B shall, as required by Party A, promptly conduct work handover procedures with designated personnel. The handover shall include, but not be limited to: documents, materials, and all other work resources that Party B has handled, possessed, or retained, which belong to Party A or are to be returned to Party A.

(2) Party B shall transfer the following assets to Party A’s relevant departments: return all office supplies, documents, equipment and other assets in good condition; transfer all materials containing Party A’s critical information; and settle all outstanding claims and debts between both parties.

(3) To pay Party A compensation or liquidated damages in accordance with the law or contractual terms;

(4) Complete resignation formalities with the relevant departments of Party A.

Article 58 If Party B fails to complete the work handover and resignation procedures in a timely manner, resulting in economic losses to Party A, Party A shall be entitled to claim compensation from Party B. All legal liabilities arising therefrom shall be borne by Party B.

Article 59 Within 15 days after the termination or dissolution of this contract, Party A shall complete the transfer of Party B’s personnel files and social insurance records. Upon Party B’s completion of resignation and handover procedures, Party A shall issue a written certificate of termination or dissolution of the employment relationship. The final salary shall be paid to Party B on the first payroll date following the completion of resignation and handover procedures, and economic compensation or damages shall be paid as agreed by both parties.

Article 60 If the business handled by Party B remains pending upon termination, Party B shall unconditionally provide Party A with necessary assistance after leaving.

Article 61 In the event of Party B’s unauthorized resignation, Party A may terminate the employment contract with Party B as absenteeism and issue a written notice. If Party B is unable to perform job duties due to force majeure (excluding cases where Party B is investigated by relevant authorities for criminal activities) and can provide legally valid written proof, Party A may temporarily suspend the performance of contractual obligations. Upon resolution of the force majeure, Party B shall immediately contact the relevant departments and resume normal work, after which both parties may resume the performance of contractual obligations.

Article 62. If Party B fails to complete all handover procedures stipulated in this contract with Party A prior to resignation or unauthorized departure, and fails to settle all outstanding penalties, debts, and economic compensation to Party A in a single payment, Party B agrees that Party A may directly deduct such amounts from Party B’s salary and other payable amounts.

Article 63 Prior to joining Party A, Party B shall be solely responsible for all labor disputes, debt obligations, and compensation liabilities arising from its interactions with any third party (including former employers, other relevant entities, or individuals). Should such disputes cause significant harm to Party B’s employment or Party A’s reputation, Party A may immediately terminate the employment contract without providing severance pay or compensation.

Article 64 Party B agrees that the provisions of this contract (including its annexes, appendices, supplements, or amendments) concerning non-compete clauses, confidentiality, intellectual property rights, property and data return, as well as economic compensation and penalties for breach of this contract or relevant regulations, shall remain valid after the termination or rescission of this contract.

Article 65 In the event of any discrepancy between the main contract text and its annexes, appendices, other contractual documents executed by both parties, or the Party B’s commitment letter regarding the service period for Party A, the latest stipulated service period shall prevail, and the contract term shall be adjusted accordingly.

Article 66. The method of service of notice by Party A to Party B:

All notices concerning the performance, termination, or dissolution of this contract, as well as other matters related thereto, shall be issued in writing. The service of such notices may be effected through personal delivery, postal service, or public notice.

For mail delivery, Party B agrees that Party A may serve the documents to Party B at the residential address or registered domicile address specified on the first page of this contract, or to the designated recipients (direct relatives) listed below. Service to any of the specified recipients shall be deemed as effective delivery to Party B.

Surname and personal name ：________Relationship with Party B: _______contact number :_________

Mailing Address：_____________ zip code :_________

Personal email:______________________

WeChat ID:_______________________

Article 67 The parties hereby agree as follows through mutual consultation:

The Employee Handbook, as an appendix to this contract, has the same legal effect as this contract.

XI. Handling of Labor Disputes and Other Matters

Article 68 Any dispute arising from the performance of this contract between Party A and Party B shall first be resolved through negotiation. If no agreement is reached, either party may apply for arbitration to the Labor and Personnel Dispute Arbitration Commission of Pudong New Area, Shanghai. Any party dissatisfied with the arbitration award may subsequently file a lawsuit with the People’s Court corresponding to the jurisdiction of the said arbitration commission.

Article 69 For matters not covered herein or conflicting with national or local government regulations, the relevant provisions shall prevail.

Article 70 Party B has carefully read and fully understood all contents of Party A’s Employee Handbook, and agrees to comply with all its provisions.

Article 71 All contents herein, including the annexes, Employee Handbook, and Party A’s relevant rules and regulations, shall constitute confidential information of Party A, which Party B shall keep strictly confidential.

Article 72 This contract shall take effect upon signature or seal by both parties. Two original copies shall be executed, with each party holding one copy.

Signature Page

1. Prior to signing this employment contract, I have thoroughly reviewed and understood all its terms and legal validity. I hereby declare and guarantee that I am legally entitled to sign and be bound by this contract. I have neither violated nor will I violate any contracts or agreements previously entered into with my former employer, nor any regulations imposed by other organizations or institutions that bind me.

2. I hereby confirm that signing this employment contract is entirely my own free will.

3. Party A has granted a reasonable period for consideration prior to signing this employment contract.

Party A: Zhibao Technology Co., Ltd

Signature or Seal: [Company Seal]

Date:

Party B: Guangtong Ren

Signature or Seal:	/s/ Guangtong Ren

Date:

Appendix

1. Position: Executive Director and Chief Actuary

2. Job Responsibilities:

Overseeing the company’s insurance product development, actuarial and brokerage operations, and team management, including: 1. Insurance product innovation; 2. Brokerage management for insurance brokerage services; 3. Pricing, underwriting, and reinsurance for MGU products; 4. Establishment and operation of Lloyd’s syndicates; 5. Relationship management with insurance companies (including reinsurance companies).

3. Trial Period Assessment Objectives (Monthly Breakdown)

Check the department’s probation training plan or schedule.

4. Annual assessment targets (determined quarterly)

See the annual performance evaluation indicators set by the company.

5. Year-end bonus:

The year-end bonus is **** ,calculated based on the annual KPI scores.

6. For Party B, the non-compete clause in Article 53 of the employment contract: ☐ Applicable ☐ Not Applicable √ (Mark with a check symbol if applicable)

The application of Article 53 on non-compete restrictions shall be incorporated into the employment contract.

7. Other Agreements: Both Party A and Party B hereby confirm that they are fully aware of the provisions of this contract and relevant laws and regulations, and that there are no other labor disputes.

Party A: Zhibao Technology Co., Ltd

Signature or Seal: [Company Seal]

Date:

Party B: Guangtong Ren

Signature or Seal:	/s/ Guangtong Ren

Date: